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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Hillsborough Savings Bank, Inc., SSB Management Recognition Plan and the Piedmont Bancorp, Inc. Stock Option Plan, of our report dated January 27, 2000, with respect to the consolidated financial statements of National Commerce Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Memphis, Tennessee
July 21, 2000